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                                                                      EXHIBIT 12

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES

                      (AMOUNTS IN THOUSANDS, EXCEPT RATIOS)

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                                                                             THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                                  JUNE 30,                     JUNE 30,
                                                                         ---------------------------- ----------------------------
                                                                             2000          1999           2000           1999
                                                                         ------------- -------------- -------------  -------------
Income before income taxes                                                $    15,416   $    12,091    $    30,539    $    21,092
Add:    Minority interest in consolidated real estate affiliates                1,202         1,079          2,076          2,401
        Equity in income of unconsolidated real estate affiliates              (1,805)       (1,591)        (3,591)        (3,385)
        Distributions from unconsolidated real estate affiliates                5,965           890          5,609          3,033
        Interest expense                                                       46,284        50,041         91,716         99,185
Less:   Gains on sales of investments                                               -        (1,971)             -         (1,971)
                                                                         ------------- -------------- -------------  -------------

Total earnings available to cover fixed charges                           $    67,062   $    60,539    $   126,349    $   120,355
                                                                         ============= ============== =============  =============

Total fixed charges-interest expensed and capitalized                     $    47,114   $    50,642    $    93,255    $   100,029
Total preferred stock dividends                                                10,510         8,625         21,020         17,250
                                                                         ------------- -------------- -------------  -------------
Total combined fixed charges and preferred stock dividends                $    57,624   $    59,267    $   114,275    $   117,279
                                                                         ============= ============== =============  =============
Ratio of earnings to fixed charges                                              1.42x         1.20x          1.35x          1.20x
                                                                         ============= ============== =============  =============
Ratio of earnings to fixed charges and preferred stock dividends                1.16x         1.02x          1.11x          1.03x
                                                                         ============= ============== =============  =============

Supplemental Disclosure of Ratio of Funds from Operations
   to Fixed Charges:
Funds From Operations ("FFO")                                             $    47,894   $    42,037    $    93,207    $    83,207
Interest expense                                                               46,284        50,041         91,716         99,185
                                                                         ------------- -------------- -------------  -------------

Adjusted FFO available to cover fixed charges                             $    94,178   $    92,078    $   184,923    $   182,392
                                                                         ============= ============== =============  =============

Total fixed charges - interest expensed and capitalized                   $    47,114   $    50,642    $    93,255    $   100,029
Total preferred stock dividends                                                10,510         8,625         21,020         17,250
                                                                         ------------- -------------- -------------  -------------

Total combined fixed charges and preferred stock dividends                $    57,624   $    59,267    $   114,275    $   117,279
                                                                         ============= ============== =============  =============
Ratio of FFO to fixed charges                                                   2.00x         1.82x          1.98x          1.82x
                                                                         ============= ============== =============  =============
Ratio of FFO to fixed charges and preferred stock dividends                     1.63x         1.55x          1.62x          1.56x
                                                                         ============= ============== =============  =============
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